Exhibit 99.1

News Release General Inquiries: (713) 783-8000 www.sanchezenergycorp.com

Sanchez Energy to Enhance Liquidity with Midstream and

Production Asset Sales Totaling $107 Million

Sale of interest in South Texas processing plant includes an initial payment of approximately $47.7 million in cash and the release of approximately $32.3 million in remaining capital spending commitments

Sale of certain non-core producing oil and gas assets in South Texas includes total consideration of approximately $27 million

HOUSTON—(GLOBE NEWSWIRE)—Oct. 6, 2016—Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy” or the “Company”) today announced that the Company has executed definitive agreements with Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP”) pursuant to which the Company anticipates:

•                  SPP will acquire the Company’s 50% interest in Carnero Processing, LLC (“Carnero Processing”) for an initial payment of approximately $47.7 million in cash and the assumption by SPP of remaining capital commitments to Carnero Processing, which are estimated at approximately $32.3 million (the “Carnero Processing Transaction);

•                  SPP will acquire certain non-core producing oil and gas assets, located in South Texas, from the Company for total consideration of $27 million, prior to normal and customary closing adjustments (the “Production Asset Transaction”); and

•                  SPP will obtain an option to acquire a lease, currently held by a wholly-owned subsidiary of Sanchez Energy, for a tract of land leased from the Calhoun Port Authority in Point Comfort, Texas, the location of which is intended for the construction of a marine crude storage terminal.

Carnero Processing, which is constructing a cryogenic natural gas processing plant in La Salle County, Texas (the “Raptor Plant”), is currently jointly owned by Sanchez Energy and Targa Resources Corp. (NYSE: TRGP) (“Targa”).  The Raptor Plant is expected to be operational in early 2017.  Sanchez Energy has invested approximately $40.2 million in Carnero Processing since entering the joint venture with Targa in October 2015.

The Raptor Plant, together with the Carnero Gathering System (which is 50% owned by each of SPP and Targa) that will connect the Company’s Catarina asset to the plant, is expected to provide significant operational and commercial benefits to Sanchez Energy, including better yields and higher net-back pricing.  The Company has firm capacity for 125,000 Mcf/d of plant processing and associated pipeline capacity for five years, and has dedicated its Catarina acreage and all production developed at the asset during the term of its 15 year agreement with the joint ventures.  The Company also has the option to deliver additional volumes and commit additional acreage to the Raptor Plant as production increases.  Sanchez Energy currently plans to spend approximately two-thirds of its 2016 drilling and completion budget at Catarina, and considers the asset a key part of its development focus and growth strategy.

The Production Asset Transaction includes working interests in 23 producing Eagle Ford wellbores located in Dimmit and Zavala counties in South Texas together with escalating working interests in an additional 11 producing wellbores located in the Palmetto Field in Gonzales County, Texas.  The Production Asset Transaction encompasses approximately 700 Boe/d of production, on average, in 2017.   The estimated proved reserves from the producing wellbores is approximately 2,136 MBoe, of which 73% is oil, 13% natural gas liquids, and 14% natural gas.

The Carnero Processing Transaction and the Production Asset Transaction, which are expected to close in the fourth quarter 2016, are subject to the satisfaction of customary closing conditions, including SPP’s arrangement of financing to pay the purchase price under each transaction agreement.

MANAGEMENT COMMENTARY

“The transactions announced today are further evidence of the benefits of our strategic relationship with SPP,” said Tony Sanchez, III, Chief Executive Officer of Sanchez Energy.  “Proceeds from the transactions, which are expected to close in the fourth quarter 2016, are expected to enhance the Company’s already strong liquidity position which, as of the end of the third quarter 2016, totaled approximately $629 million, consisting of approximately $329 million in cash and cash equivalents and an undrawn bank credit facility with an elected commitment amount of $300 million.  As we look to pursue asset acquisitions and an organic growth strategy that stems from our extensive inventory of drilling opportunities that are highly economic at today’s commodity price levels, we continue to see our liquidity as a key competitive advantage.”

OTHER INFORMATION

The transactions were reviewed and approved by the Board of Directors (the “Board”) of Sanchez Energy following review and approval by the Board’s Audit Committee, which is comprised of independent directors.  Jefferies LLC acted as sole financial advisor to the Board’s Audit Committee.  Richards, Layton & Finger, P.A. served as counsel to the Board’s Audit Committee and Akin Gump Strauss Hauer & Feld LLP represented Sanchez Energy in connection with the negotiation of the transactions.

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation (NYSE: SN) is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 200,000 net acres, and the Tuscaloosa Marine Shale. For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to the anticipated closing of the Transactions; capital expenditures for, completion of, and commercial in-service of the Raptor Plant; the expected operational and commercial benefits of the Raptor Plant and Targa joint ventures; the disposition of assets to SPP; and the Company’s plans for development of the Catarina asset.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management.  When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of our joint ventures to perform as anticipated, failure or delays on the part of our joint venture partners, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas or completing our ongoing joint venture projects, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage our growth, our expectations regarding our future liquidity, our expectations regarding the results of our efforts to improve the efficiency of our operations to reduce our costs and other factors described in Sanchez Energy’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the U.S. Securities and Exchange Commission (the “SEC”).  Sanchez Energy’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results. Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPANY CONTACT:

Garrick (Rick) Hill
Interim Chief Financial Officer

(877) 847-0009